Exhibit 4.5



            This AMENDED AND RESTATED TRUST AGREEMENT dated as of ___ _, 2002 (this "Agreement"), by and between, SLC Student Loans Receivables I, Inc., a Delaware corporation, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

            WHEREAS, the Depositor and the Owner Trustee are parties to that certain original trust agreement, dated as of December 20, 2001, pursuant to which SLC Student Loan Trust-I was created (the "Original Trust Agreement"), a copy of which is attached hereto as Exhibit A; and

            WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Original Trust Agreement in its entirety on the terms and conditions as set forth below.

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Original Trust Agreement is amended and restated to read in its entirety, and the parties hereto agree, as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.01 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meaning set forth below:

            "Administrator" means The Student Loan Corporation, a Delaware corporation.

            "Administration Agreement" means the Administration Agreement that will be entered into by the Trust and the Administrator.

            "Agreement" has the meaning set forth in the first paragraph of this agreement.

            "Authorized Officer" means any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to, and binding upon, the Trust and whose name appears on a list of such authorized officers furnished by the Owner Trustee as such list may be amended or supplemented from time to time.

            "Business Day" means any day that is not a Saturday, Sunday or any other day on which commercial banking institutions in Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

            "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time and as it may be interpreted under regulations promulgated by the Treasury Department.

            "Depositor" has meaning set forth in the first paragraph of this agreement.

            "Distribution Date" means the first Business Day following a day on which the Owner Trustee receives funds.

            "Distribution Date Statement" means the statement described as such in Section 5.02(c) hereof.

            "Eligible Investments" means [_______].

            "Financed Student Loans" means those specific student loans, inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof, which are originated pursuant to the Federal Family Education Loan Program and the Higher Education Act.

            "Fiscal Year" means the calendar year from each January 1 to the following December 31.

            "Indenture" means the Indenture which will be entered into by the Trust and the Indenture Trustee, as amended and supplemented from time to time.

            "Indenture Trustee" means Bankers Trust Company, a New York banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

            "Loan Sale and Contribution Agreement" means the Loan Sale and Contribution Agreement to be entered into by the Depositor, the eligible lender trustee and the Trust.

            "Noteholder" means each person in whose name a Note is registered.

            "Notes" means the notes that will be issued by the Trust under the Indenture.

            "Original Trust Agreement" has the meaning set forth in the first WHEREAS clause in this Agreement.

            "Owner" means the Depositor and each of its successors in interest as beneficiaries of the Trust pursuant to Article III hereof.

            "Ownership Percentage" with respect to an Owner means the proportion (expressed as a percentage) of the beneficial interest in the Trust held by such Owner.

            "Owner Trustee" has the meaning set forth in the first paragraph of this Agreement.

            "Periodic Filings" means any filings or submissions that the Trust is required to make with any state or federal regulatory agency or under the Code.

            "Trust" shall have the meaning set forth in Section 2.01 of this Agreement.

            "Trust Certificate" means a certificate evidencing the Ownership Percentage of an Owner in substantially the form attached hereto as Exhibit B.

            "Trust Property" means all right, title and interest of the Trust or the Owner Trustee in and to any property contributed to the Trust by the Depositor or otherwise acquired by the Trust, including without limitation all distributions, payments or proceeds thereon.

            "Trust Related Agreements" means any instrument or agreement signed by the Owner Trustee on behalf of the Trust.


                                   ARTICLE II

                                  ORGANIZATION

            2.01 General.

            (a) The Trust created by the Original Trust Agreement shall be known as SLC Student Loan Trust-I (the "Trust"), in which name the Owner Trustee may conduct the activities contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

            (b) The Depositor and the Owner Trustee hereby authorize and direct the Depositor, as the agent of the Trust, (i) to file with the Commission and execute, in each case on behalf of the Trust, the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the 1933 Act, of the Trust securities; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Trust securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute on behalf of the Trust one or more underwriting agreements relating to the Trust securities, among the Trust, the Depositor and the underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement, and (iv) to take such actions and execute all documents and instruments in connection with the foregoing as may be necessary or desirable.

            2.02 Office. The office of the Trust shall be in care of the Owner Trustee, addressed to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address as the Owner Trustee may designate by notice to the Depositor.

            2.03 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

          (i) to issue and sell from time to time the Notes pursuant to the Indenture;

          (ii) with the proceeds of the sale of the Notes, to purchase from time to time pools of the Financed Student Loans to be pledged as collateral for the Notes, to fund certain accounts for the benefit of the Noteholders, to pay the organizational and transactional expenses of the Trust and to pay the balances owed to the Depositor for the purchases made pursuant to the Loan Sale and Contribution Agreement;

            (iii) to enter into derivative product agreements;

            (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Property pursuant to the Indenture;

            (v) to enter into and perform its obligations under the Agreements to which it is to be a party;

            (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

            (vii) subject to compliance with the Trust Related Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Noteholders.

            The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Trust Related Agreements.

            2.04 Appointment of the Owner Trustee. The Depositor hereby confirms the appointment of the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. The Owner Trustee acknowledges receipt in trust from the Depositor as of the date of the Original Trust Agreement, of the sum of one dollar, which constituted the initial Trust Property.

            2.05 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Owner Trustee under the Trust Related Agreements. It is the intention of the parties hereto that the Trust constitute a business trust under Chapter 38 of Title 12 of the Delaware Code (the "Business Trust Act") and that this Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Business Trust Act, the Owner Trustee filed a certificate of trust with the Delaware Secretary of State on the date of the Original Trust Agreement in order to form the Trust, a copy of which is attached hereto with Exhibit A.

            2.06 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than in the State of Delaware. Payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware. The Trust's only office is and will be at the office of the Owner Trustee as set forth herein.

                                  ARTICLE III

                   TRUST CERTIFICATES AND TRANSFER OF INTEREST

            3.01 Issuance of Trust Certificate.

            (a) As of the date of the Original Trust Agreement, the Owner Trustee has issued and delivered to the Depositor a Trust Certificate in the name of the Depositor evidencing 100% of the beneficial interest in the Trust.

            (b) Each Trust Certificate shall be executed by manual signature on behalf of the Owner Trustee by one of its Authorized Officers. Trust Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Trust Certificate or does not hold such office at the date of such Trust Certificate. Each Trust Certificate shall be dated the date of its issuance.

            3.02 Registration and Transfer of Certificates.

            (a) The Owner Trustee shall maintain at its office referred to in
Section 2.02 hereof, or at the office of any agent appointed by it and approved in writing by the Owners at the time of such appointment, a register for the registration and transfer of Trust Certificates. No transfer of a beneficial interest in the Trust shall be made unless such transfer is made pursuant to an effective registration statement under the 1933 Act and state securities laws, or is exempt from the registration requirements under the 1933 Act and state securities laws.

            (b) The registered Owner of any Trust Certificate may transfer all or any portion of the beneficial interest in the Trust evidenced by such Trust Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by Section 3.04 hereof. Such transfer may be made by the registered Owner in person or by his attorney duly authorized in writing upon surrender of the Trust Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor's Trust Certificate, the Owner Trustee shall record the name of such transferee as an Owner and its Ownership Percentage in the Trust Certificate register and issue, execute and deliver to such Owner a Trust Certificate evidencing such Ownership Percentage. In the event a transferor transfers only a portion of its beneficial interest in the Trust, the Owner Trustee shall register and issue, to such transferor a new Trust Certificate evidencing such transferor's new Ownership Percentage. Subsequent to a transfer and upon the issuance of the new Trust Certificate or Trust Certificates, the Owner Trustee shall cancel and destroy the Trust Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat the Person in whose name any Trust Certificate is registered as the sole Owner of the beneficial interest in the Trust evidenced by such Trust Certificate.

            (c) As a condition precedent to any registration of transfer, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

            3.03 Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Trust Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Trust Certificate for the same Ownership Percentage as the Trust Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine.

            3.04 Limitation on Transfer of Ownership Rights. N o transfer of a beneficial interest in the Trust shall be made to any Person unless (i) such Person delivers to the Owner Trustee an accession agreement substantially in the form of Exhibit C hereof, (ii) such Person has a net worth as shown by its most recent audited financial statements of not less than the product of [$________] and such Person's Ownership Percentage after the proposed transfer and (iii) the Owner Trustee shall have received a written opinion of counsel in form and substance satisfactory to the Owner Trustee stating that such transfer is exempt from the 1933 Act and any applicable state securities law.

            3.05 Assignment of Right to Distributions. An Owner may assign all or any part of its right to receive distributions hereunder, but such assignment (in the absence of a permitted transfer) shall effect no change in the ownership of the Trust.

            3.06 Transfer. Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in the Trust or in the Trust Certificate or any rights or benefits with respect thereto (including the right to receive distributions) shall be permitted unless the Owner Trustee shall have received an opinion of counsel, at the expense of the transferring Owner, to the effect that such transfer will not cause the Trust to be treated for U.S. federal income tax purposes as an association (or publicly-traded partnership) taxable as a corporation, and will not materially affect the federal income tax treatment of the Noteholders.

                                   ARTICLE IV

                              CONCERNING THE OWNERS

            4.01 Action by Owners with Respect to Certain Matters.

            With respect to the following matters, the Owner Trustee shall not have the power to take any action without the prior consent of the Owners:

            (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

            (b) the election by the Trust to file an amendment to the Trust Certificate;

            (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

            (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Noteholders;

            (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Noteholders;

            (f) the appointment pursuant to the Indenture of a successor Indenture Trustee, or the consent to the assignment by the Indenture Trustee of its obligations under the Indenture;

            (g) the consent to the calling or waiver of any default under any Trust Related Agreements;

            (h) the consent to the assignment by the Indenture Trustee or the Servicer of their respective obligations under any Trust Related Agreements;

            (i) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

            (j) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

            (k) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Trust Related Agreements;

            (l) do any act that conflicts with any other Trust Related
Agreements;

            (m) do any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

            (n) confess a judgment against the Trust;

            (o) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

            (p) cause the Trust to lend any funds to any entity; or

            (q) change the Trust's purpose and powers from those set forth in this Agreement.

            4.02 Tax Treatment, Tax Elections and Other Tax Matters. It is the intention of the parties hereto that the Trust shall not be treated for U.S. federal income tax purposes as an association (or publicly-traded partnership) taxable as a corporation and otherwise will be treated as set forth in the supplement to the prospectus for the Notes. All provisions of this Agreement shall be construed and the affairs of the Trust shall be conducted to achieve the aforementioned treatment for U.S. federal income tax purposes, and the Noteholders shall agree that all transactions contemplated by this Agreement will be reported on all applicable tax returns consistently with the aforementioned treatment.

            4.03 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee as follows:

            (a) Upon the receipt of the Trust Property by the Owner Trustee under this Agreement, the Owner Trustee will have good title to the Trust Property free and clear of any lien.

            (b) The Trust is not, and will not be upon conveyance of the Trust Property to the Owner Trustee, an "Investment Company" or under the "control" of an "Investment Company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (c) This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor, enforceable in accordance with its terms.

                                   ARTICLE V

                    INVESTMENT AND APPLICATION OF TRUST FUNDS

            5.01 Investment of Trust Funds. Unless otherwise directed in writing by the Owners, income with respect to and proceeds of the Trust Property which are received by the Owner Trustee more than one day prior to a Distribution Date shall be invested and reinvested by the Owner Trustee in Eligible Investments. All such investments shall have a maturity date no later than the Business Day preceding the next Distribution Date unless they are redeemable at the option of the Owner Trustee prior to maturity. Interest earned from such investment and reinvestment shall be credited to the Trust Property. 5.02 Application of Funds.

            (a) Income with respect to and proceeds of Trust Property held by the Owner Trustee on a Distribution Date shall be applied by the Owner Trustee on such Distribution Date in the following order:

            (i) first, pay any amounts due to the Owner Trustee under this Agreement;

            (ii) second, to pay any amounts then due to any Person under the Trust Related Agreement; and

            (iii) third, to pay any other expenses of the Trust.

            (b) Income and proceeds with respect to the Trust Property held by the Owner Trustee on a Distribution Date after the application of funds pursuant to Section 5.02(a) shall be distributed on such Distribution Date to the Owners, in proportion to their respective Ownership Percentages, determined as of the close of business on the Business Day immediately preceding such Distribution Date. All payments to be made under this Agreement by the Owner Trustee shall be made only from the income and proceeds of the Trust Property and only to the extent that the Owner Trustee has received such income or proceeds.

            (c) With each distribution to an Owner pursuant to Section 5.02(b) above, the Owner Trustee shall deliver a Distribution Date Statement setting forth, for the period since the preceding Distribution Date:

            (i) income and proceeds received by the Owner Trustee with respect to the Trust Property;

            (ii) amounts paid to the Owner Trustee;

            (iii) amounts paid to any Person pursuant to a Trust Related Agreements; and

            (iv) amounts paid for other expenses of the Trust.

            (d) In the event that any tax is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the Owners on a pro rata basis. The Owner Trustee is hereby authorized to retain from amounts otherwise distributable to the Owners sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

            5.03 Method of Payment. All amounts payable to the Owners pursuant to this Agreement shall be paid by the Owner Trustee to such Owner or a nominee therefor by check payable to such Owner, mailed first class to the address of such Owner appearing on the register maintained pursuant to Section 3.02 hereof, or by crediting the amount to be distributed to such Owner to an account maintained with the Owner Trustee or by transferring such amount by wire transfer in immediately available funds to a banking institution with bank wire transfer facilities for the account of such Owner, as instructed in writing from time to time by such Owner. The Owner Trustee may require an Owner to pay any wire transfer fees incurred in connection with any wire transfer made to such Owner.

            5.04 No Segregation of Moneys; No Interest. Subject to Section 5.01, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extend required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                                   ARTICLE VI

                       AUTHORITY AND DUTIES OF THE TRUSTEE

            6.01 General Authority. The Owner Trustee is authorized to take all actions required or permitted to be taken by it pursuant to the terms of this Agreement and the Trust Related Agreements.

            6.02 Specific Authority. The Owner Trustee is hereby authorized and directed to execute and deliver the Trust Related Agreements and each certificate or other document attached as an exhibit to or contemplated by the Trust Related Agreements.

            6.03 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners.

            6.04 Accounting and Reports to the Owners, the Internal Revenue Service and Others. The Owner Trustee shall (i) maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Owner, within 60 days of the end of each Fiscal Year, or more often, as may be required by the Code and the regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such regulations, and as is necessary and appropriate to enable each Owner to prepare its federal and state income tax returns, (iii) prepare (or cause to be prepared), and shall be solely responsible for the preparation of, all federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust, (iv) sign such returns, or any other information, statements or schedules in the manner required by law,
(v) file, on a timely basis, such returns and such of the above information, or any other information, statements or schedules, as may be required under applicable tax laws, and (vi) cause to be mailed to each Owner copies of all such reports and tax returns of the Trust. In this regard, the Owner Trustee shall, to the extent required to do so, prepare (or cause to be prepared) and the Owner Trustee shall furnish (or cause to be furnished) to each Noteholder and to the Internal Revenue Service and state and local taxing authorities, as applicable, such information, forms and reports as may be required by applicable law.

            6.05 Signature of Returns. The Owner Trustee shall sign on behalf of the Trust the tax returns and other Periodic Filings of the Trust, unless applicable law requires an Owner to sign such documents, in which case, so long as the Depositor is an Owner and applicable law allows the Depositor to sign any such document, the Depositor shall sign such document. At any time that the Depositor is not an Owner, or is otherwise not allowed by law to sign any such document, then the Owner required by law to sign such document shall sign.

            6.06 Right to Receive Instructions. In the event that the Owner Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Trust Related Agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Trust Related Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instructions and, to the extent that the Owner Trustee shall have acted or refrained from acting in good faith in accordance with any instructions received from the Owners, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as may be specified in such notice) the Owner Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Trust Related Agreements, as the Owner Trustee shall deem to be in the best interests of the Owners, and the Owner Trustee shall have no liability to any Person for such action or inaction.

            6.07 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, prepare or file any tax, qualification to do business or securities law filings or reports or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Owner Trustee personally that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by the Trust Related Agreements.

            6.08 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with instructions delivered to the Owner Trustee pursuant to Section 6.06 hereof.

                                  ARTICLE VII

                             CONCERNING THE TRUSTEE

            7.01 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee shall not be personally liable under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) for liabilities arising from the failure by the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.07 hereof, or (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

            (a) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer of the Owner Trustee;

            (b) The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Owner;

            (c) No provision of this Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

            (d) Under no circumstance shall the Owner Trustee be personally liable for any indebtedness of the Trust under any Trust Related Agreement; and

            (e) The Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Collateral, or for or in respect of the validity or sufficiency of the Trust Related Agreements.

            7.02 Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder (other than documents originated by or otherwise furnished to the Owners).

            7.03 Reliance; Advice of Counsel.

            (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

            (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the Trust Related Agreements, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

            7.04 Not Acting in Individual Capacity. Except as expressly provided in this Article VII, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or the Trust Related Agreements shall look only to the Trust Property for payment or satisfaction thereof.

                                  ARTICLE VIII

                             COMPENSATION OF TRUSTEE

            8.01 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive compensation from the Owners for its services hereunder as set forth in a separate fee arrangement with the Owner Trustee and the Depositor, a copy of which is attached hereto as Exhibit D. The Owner Trustee shall be entitled to be reimbursed by the Owners for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement and the Trust Related Agreements.

            8.02 Indemnification. The Owners shall be jointly and severally liable for, and hereby agree to indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Persons"), from and against, any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred as the result of the payment of fees and expenses pursuant to Section 8.01 hereof), claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Indemnified Persons (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that the Owners shall not be required to indemnify the Owner Trustee for Expenses arising or resulting from any of the matters described in the second and third sentences of Section 6.01. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Owners prior to the final disposition of any matter upon receipt by the Owners of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement. The obligations of the Owners pursuant to this Section 8.02 shall be borne (as between the Owners inter se) in proportion to their respective Ownership Percentages. The indemnities contained in this Section 8.02 shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement. The indemnities contained in this
Section 8.02 extend only to the Owner Trustee in its individual capacity and shall not be construed as indemnities of the Trust Property.

            8.03 Lien on Trust Property. The Owner Trustee shall have a lien on the Trust Property for any compensation or expenses and indemnity due hereunder which lien shall be prior to all other liens.

            8.04 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee from the Trust Property pursuant to this Article VIII shall be deemed not to be part of the Trust Property immediately after such payment.

                                   ARTICLE IX

                              TERMINATION OF TRUST

            9.01 Termination of Trust.

            (a) The Trust shall dissolve and the Trust Property shall, subject to compliance with Section 3808 of the Business Trust Act, be distributed to the Owners in accordance with their respective Ownership Percentages upon the sale or other final disposition by the Owner Trustee of the Trust Property and the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Property in accordance with the terms of this Agreement and the Trust Related Agreements. Upon the dissolution of the Trust, after paying or making reasonable provision for the payment of all liabilities of the Trust in accordance with applicable law, the Owner Trustee shall file a certificate of cancellation with the Delaware Secretary of State and, thereupon, the Trust shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

            (b) The bankruptcy, death or incapacity of any Owner shall not operate to terminate this Agreement, nor entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

            9.02 No Termination by Depositor or Owners. Except as provided in
Section 9.01 hereof, neither the Depositor nor the Owners shall be entitled to terminate or revoke the Trust established hereunder.

                                   ARTICLE X

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

            10.01 Resignation of Owner Trustee; Appointment of Successor.

            (a) The Owner Trustee may resign at any time without cause by giving at least 60 days' prior written notice to the Owners, such resignation to be effective upon the acceptance of appointment by a successor Owner Trustee under
Section 10.01(b) below. In addition, the Owners may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under Section 10.01(b) below. In case of the resignation or removal of the Owner Trustee, the Owners may appoint a successor Owner Trustee by an instrument signed by the Owners. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Owners may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided above. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

            (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee and payment of all amounts due and owing to it, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

            (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms.

            (d) Any person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any person to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 10.01(c) hereof, be the Owner Trustee under this Agreement without further act.

            10.02 Appointment of Additional Owner Trustees. At any time or times for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustee or separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary or appropriate for such separate trustee or separate trustees to act alone.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.01 Supplements and Amendments. This Agreement may be amended only by a written instrument signed by the Owner Trustee and all of the Owners at the time of such amendment; provided, however, that if, in the opinion of the Owner Trustee, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

            11.02 No Legal Title to Trust Property in Owner. The Owners shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Owners in and to their undivided beneficial interest in the Trust Property hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

            11.03 Pledge of Collateral by Owner Trustee is Binding. The pledge of any Trust Property to any Person by the Owner Trustee made under any Trust Related Agreement and pursuant to the terms of this Agreement shall bind the Owners and shall be effective to transfer or convey the rights of the Owner Trustee and the Owners in and to such Trust Property to the extent set forth in such Trust Related Agreement. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

            11.04 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee and the Owners any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

            11.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Owner Trustee, addressed to: [______________________________________] or to such other address as the
Owner Trustee may have set forth in a written notice to the Owners; and if to an Owner, addressed to it at the address set forth for such Owner in the register maintained by the Owner Trustee. Whenever any notice in writing is required to be given by the Owner Trustee hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by an Owner to the Owner Trustee shall be effective upon receipt by an Authorized Officer of the Owner Trustee.

            11.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            11.08 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

            11.09 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            11.10 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

            IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                       SLC STUDENT LOANS RECEIVABLES I,
                                         INC., as Depositor



                                       By:____________________________________
                                          Name:
                                          Title:


                                       WILMINGTON TRUST COMPANY,
                                          as Owner Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A



                            Original Trust Agreement
                                (attached hereto)

                                                                       EXHIBIT B


                            FORM OF TRUST CERTIFICATE

            THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE TRUSTEE WITH EVIDENCE SATISFACTORY TO THE TRUSTEE DEMONSTRATING THE TRANSFEREE'S COMPLIANCE WITH THE NET WORTH REQUIREMENTS OF SECTION 3.04(A) OF THE TRUST AGREEMENT.

                                TRUST CERTIFICATE
                         UNDER TRUST AGREEMENT DATED AS
                             OF ___________________



Certificate No._________________


            [___________________________], a Delaware banking corporation, as trustee (the "TRUSTEE") under a trust agreement dated as of _________________ with _______________ (the "DEPOSITOR"), on behalf of the holders from time to time (each an "OWNER") of beneficial interests in the trust created thereby (the "TRUST AGREEMENT"), hereby certifies that _____________________ is the owner of a ____% undivided beneficial interest in the Trust Property provided for and created by the Trust Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Owner by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Owner hereof. The Trustee may treat the person shown on the register maintained by the Trustee pursuant to Section 3.02 of the Trust Agreement as the absolute Owner hereof for all purposes.

            Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Trust Agreement.

            Transfer of this Trust Certificate is subject to certain restriction and limitations set forth in the Trust Agreement. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Trust Certificate may be transferred upon the books of the Trustee by the registered Owner in person or by his attorney duly authorized in writing upon surrender of this Trust Certificate to the Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Trustee may reasonably require, whereupon the Trustee shall issue in the name of the transferee a Trust Certificate or Trust Certificates evidencing the amount and extent of interest of the transferee.

            The Owner hereof, by its acceptance of this Trust Certificate, warrants and represents to the Trustee and to the Owners of the other Trust Certificates issued under the Trust Agreement and agrees [(a) that it is jointly and severally liable for all fees, expenses, taxes, indemnity payments and other charges of the Trust pursuant to the Trust Agreement, (b)] not to transfer this Trust Certificate except in accordance with the Trust Agreement.

            This Trust Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules).

            IN WITNESS WHEREOF, the Trustee, pursuant to the Trust Agreement, has caused this Trust Certificate to be issued as of the date hereof.


                                       [________________________________]
                                           as Trustee



                                       By ____________________________________
                                          Name________________________________
                                          Title_______________________________

                                                                       EXHIBIT C

                              Certificate of Trust
                           FORM OF ACCESSION AGREEMENT



                                                           _______________, 19__


[Name and Address
of Trustee]




Dear Sirs:

            We refer to the Trust Agreement, dated as of __________ (the "TRUST Agreement"), between _________________ (the "COMPANY"), and [_____________________], a Delaware banking corporation (in its capacity as trustee thereunder, the "TRUSTEE"). We propose to purchase a beneficial interest in _______________, a Delaware trust (the "Trust") formed pursuant to the Trust Agreement. Capitalized terms used herein without definition have the meanings given them in the Trust Agreement.

            1. We hereby confirm that at the date hereof our net worth exceeds the minimums set forth in Section 3.04(a) of the Trust Agreement.

            [2. We hereby further agree, as provided and to the extent specified in Section 2.06 of the Trust Agreement, to be jointly and severally liable with any other holders of trust certificates with respect to the Trust for all fees, expenses, taxes, indemnity payments and other liabilities of the Trust in accordance with the terms of the Trust Agreement, including (except as otherwise provided in the Trust Agreement) those incurred by [__________________________] in its capacity as Trustee in the administration of the Trust thereunder, to the extent such fees, expenses, taxes, indemnity payments and other liabilities of the Trust or the Trustee, as the case may be, with respect to the Trust, are not paid out of the Trust Property; provided, however, that we will be liable only for obligations of the Trust arising on and after the date hereof.]

            3. We understand that our Trust Certificate is not being registered under the Securities Act of 1933, as amended (the "1933 ACT"), or any state securities or "BLUE SKY" law and is being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act and any applicable state laws.

            4. We have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Trust, we are able to bear the economic risk of investment in the Trust and we are an accredited investor as defined in Regulation D under the 1933 Act.

            5. We are acquiring our Trust Certificate for our own account and not for the benefit of any other person and not with a view to any distribution of our beneficial interest in the Trust subject, nevertheless, to the understanding that disposition of our property shall at all times be and remain within our control.

            6. We agree that our beneficial interest in the Trust must be held indefinitely by us unless subsequently registered under the 1933 Act and any applicable state securities or "BLUE SKY" law or unless exemptions from the registration requirements of the 1933 Act and applicable state laws are available.

            7. The aggregate value of all securities (as defined in Section 2(a)(36) of the United States investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT")) issued by any investment company (as defined in
Section 3(a) of the Investment Company Act], or any entity that would be such an investment company but for Section 3(c)(l)(A) of the Investment Company Act, that are owned by us (including our interest in the Trust) does not exceed 10% of the value of our total assets.

            8. We agree that in the event that at some future time we wish to dispose of or exchange any of our beneficial interest in the Trust, we will not transfer or exchange any of our beneficial interest in the Trust unless:

            (A) (1) if such transfer or exchange is a sale, the sale price is at least $250,000, (2) the transfer or exchange is made to an Eligible Purchaser (as defined below), (3) a letter to substantially the same effect as this letter is executed promptly by such Eligible Purchaser or by an Eligible Dealer (as defined below) on behalf of such Eligible Purchaser and (4) all offers or solicitations in connection with the sale (if a sale), whether made directly or through any agent acting on our behalf, are Limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

            (B) our beneficial interest in the Trust is sold in a transaction that does not require registration under the 1933 Act and any applicable State "BLUE SKY" law.

            "ELIGIBLE PURCHASER" means an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "ELIGIBLE DEALER" means any corporation or other entity having as a principal business acting as a broker or dealer in securities.

            9. We understand that our Trust Certificate bears a legend to substantially the following effect:

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS. THE TRANSFER OF THIS TRUST CERTIFICATE WILL NOT BE EFFECTIVE UNLESS THE TRANSFEREE HAS DELIVERED TO THE TRUSTEE A LETTER IN THE FORM REQUIRED BY SECTION 3.04(A) OF THE TRUST AGREEMENT AND THE TRANSFEREE PROVIDES THE TRUSTEE WITH EVIDENCE SATISFACTORY TO THE TRUSTEE DEMONSTRATING THE TRANSFEREE'S COMPLIANCE WITH THE NET WORTH REQUIREMENTS OF SECTION 3.04(A) OF THE TRUST AGREEMENT.

            10. We agree to be bound by all the terms and conditions of our Trust Certificate and the Trust Agreement.


                                       Very truly yours,


                                       ______________________________
                                       [Name of Purchaser]



                                       By ____________________________________
                                          Name________________________________
                                          Title_______________________________

Accepted and Acknowledged
this ___ day of __________, 198_.


[________________________________]
            as Trustee


By:______________________________
   Name:_________________________
   Title:________________________

                                                                      EXHIBIT D



                      Owner Trustee Compensation Agreement

                                    (To Come)